UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 4, 2014 (May 29, 2014)

WEX INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-0526993
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
97 Darling Avenue, South Portland, ME	04106
Address of principal executive offices	Zip Code
Registrant's telephone number, including area code	(207) 773-8171

(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 29, 2014, WEX Inc. (the "Company") purchased put option contracts and sold call option contracts, designed to be a costless collar, on the wholesale price of gasoline with Wells Fargo Bank, N.A. and the retail price of diesel fuel with The Huntington National Bank (collectively, the "Contracts"). The Contracts have an aggregate notional amount of 11,270,138 gallons of gasoline and diesel fuel and will expire on a monthly basis during the last three quarters of 2015.  The settlement of the Contracts is based upon the New York Mercantile Exchange’s New York Harbor Reformulated Gasoline Blendstock for Oxygenate Blending and the U.S. Department of Energy's weekly retail on-highway diesel fuel price for the month.  The Contracts lock in a weighted average retail floor price of approximately $3.38 per gallon and a weighted average retail ceiling price of approximately $3.44 per gallon.

On June 4, 2014, the Company issued a news release entitled "WEX Extends Its Existing Fuel-Price Risk Management Program." A copy of the news release is furnished as exhibit 99.1 and is incorporated by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	News release of WEX Inc. dated June 4, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEX INC.

Date:	June 4, 2014	By:	/s/ Steven A. Elder
Steven A. Elder
Senior Vice President and Chief Financial Officer
(principal financial and accounting officer)

WEX INC.
CURRENT REPORT ON FORM 8-K
Report Dated June 4, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1*	News release of WEX Inc. dated June 4, 2014

*	Indicates that exhibit is filed with this report.